Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 24, 2026 relating to the consolidated financial statements of Resideo Technologies, Inc. and the effectiveness of Resideo Technologies Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Resideo Technologies, Inc. for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Minneapolis, MN

August 7, 2026